                   AMENDED AND RESTATED CONSENT AND AGREEMENT
                               (Paribas/UbiquiTel)

      This Amended and Restated Consent and Agreement (this "Consent and Agreement") is entered into as of April 5, 2000, between SPRINT SPECTRUM L.P., a Delaware limited partnership ("Sprint Spectrum"), SPRINT COMMUNICATIONS COMPANY, L.P., a Delaware limited partnership ("Sprint Communications"), WIRELESSCO, L.P., a Delaware limited partnership ("WirelessCo"), COX COMMUNICATIONS PCS, L.P., a Delaware limited partnership ("Cox Communications"), COX PCS LICENSE, L.L.C., a Delaware limited liability company ("Cox PCS" and together with Sprint Spectrum, Sprint Communications, WirelessCo, and Cox Communications the "Sprint Parties"), and PARIBAS, as administrative agent (together with any successors thereof in accordance with the Credit Agreement hereinafter described, the "Agent") for the lenders under that certain Credit Agreement among UBIQUITEL OPERATING COMPANY, a Delaware corporation (the successor of UbiquiTel LLC, a Delaware limited liability company) ("Affiliate"), UbiquiTel Inc., a Delaware corporation (f/k/a UbiquiTel Holdings, Inc.)("Holdings"), the Agent and the lenders from time to time party thereto (the "Lenders").

      Affiliate has succeeded to that certain Sprint PCS Management Agreement entered into as of October 15, 1998 (as amended by Addendum I, Addendum II, Addendum III, and Addendum IV and as it may be amended, modified or supplemented further from time to time, the "Management Agreement") between UbiquiTel LLC, a Washington limited liability company ("Former UbiquiTel"), and Sprint Spectrum providing for the design, construction and management of the Service Area Network (as therein defined). Affiliate has also succeeded to the Sprint PCS Services Agreement (as it may be amended, modified, or supplemented from time to time, the "Services Agreement") and the Sprint Trademark and Service Mark License Agreement and the Sprint Spectrum Trademark and Service Mark License Agreement (together, as they may be amended, modified, or supplemented from time to time, the "License Agreements") (the Management Agreement, the Services Agreement and the License Agreements and all other agreements between Affiliate or its subsidiaries, on the one hand and the Sprint Parties or any subsidiary of Sprint Corporation on the other hand (whether entered into prior to, on, or after the date hereof) that relate to the Service Area Network as they may be amended, modified, or supplemented from time to time, collectively, the "Sprint Agreements").

      The parties are entering into this Consent and Agreement because Affiliate and the Agent are entering into the Credit Agreement (defined below). This Consent and Agreement amends, restates, and supersedes that certain Consent and Agreement entered into as of December 28, 1999, by and among certain of the Sprint Parties and the Agent, which was acknowledged by Affiliate and Holdings.

      Affiliate has entered into or concurrently herewith is entering into that certain Credit Agreement dated as of March 31, 2000, with Holdings, the Agent and the Lenders (such Credit Agreement, as it may be amended, supplemented, restated, replaced, refinanced or refunded or otherwise modified from time to time, and shall include, without limitation, any such amendments, modifications, supplements, deferrals, renewals, extensions, replacements, refinancings or refundings that increase the aggregate amount of commitments or borrowings thereunder or add subsidiaries of Affiliate as additional borrowers or guarantors thereunder, the "Credit Agreement"), to provide financing for a portion of the costs of the design and construction of the Service Area Network and for certain other purposes. The Credit Agreement and each note, security agreement, pledge agreement, guaranty and any and all other agreements, documents or instruments entered into in connection with any of the foregoing, as the same may from time to time be amended, supplemented, restated, replaced or otherwise modified from time to time, shall collectively be referred to as the "Loan Documents."

      The Obligations under the Credit Agreement, interest rate protection agreements and other hedging agreements are guaranteed by Holdings, the sole shareholder of Affiliate, and by any existing and future subsidiaries of Holdings (other than Affiliate and UbiquiTel Leasing Company) (collectively, the "Guarantors") pursuant to that certain Guaranty executed by the Guarantors in favor of the Agent (the "Guarantors' Guaranty").

      As a condition to the availability of credit to Affiliate under the Credit Agreement, the Agent and the Lenders have required the execution and delivery of this Consent and Agreement by the Sprint Parties and have required that Affiliate and the Guarantors acknowledge, consent and agree to all terms and provisions of this Consent and Agreement.

      WirelessCo and Cox PCS hold, directly or indirectly, certain of the licenses for the Service Areas managed by Affiliate as contemplated in the Management Agreement. As used in this Consent and Agreement, the term "Sprint PCS" shall refer in each particular instance or application to WirelessCo and/or Cox PCS, based on which of the two entities owns the License in that portion of the Service Area to which the subject of the instance or application applies.

      All capitalized terms in this Consent and Agreement shall have the same meanings ascribed to them in the Management Agreement unless otherwise provided in this Consent and Agreement; provided, that the terms "Default", "Event of Default" and "Obligations" shall have the meanings ascribed to them in the Credit Agreement.

      Accordingly, each Sprint Party and the Agent, on behalf of itself and for the Lenders, hereby agrees as follows:

      SECTION 1. Consent to Security Interest. In connection with the transactions contemplated by the Credit Agreement and the other Loan Documents, each of Affiliate, Holdings and each subsidiary of Holdings (other than UbiquiTel Leasing Company) have granted or will grant to the Agent, for the benefit of the Lenders (a) a first priority security interest in and lien upon substantially all of its assets and property, tangible and intangible, whether now owned or hereafter acquired or arising, and all proceeds and products thereof and accessions thereto, including but not limited to the Operating Assets, (b) a first priority security interest in and pledge of all stock and other equity interests in Affiliate and its subsidiaries (the "Pledged Equity"), and (c) a first priority security interest in and lien upon the rights of Affiliate, Holdings and its subsidiaries in, to and under the Sprint Agreements. The foregoing security interests, liens and pledges are referred to collectively as the "Security Interests" and the foregoing assets and property in which the Agent, for the benefit of the Lenders, has been or will be granted a first priority security interest in and lien are referred to collectively as the "Collateral". Each Sprint Party (i) acknowledges notice of the Loan Documents, (ii) consents to the granting of the Security Interests in the Collateral to the Agent, for the benefit of the Lenders, and (iii) agrees that (A) neither it nor any subsidiary of Sprint Corporation will challenge or contest that the Security Interests are valid, enforceable and duly perfected first priority security interests and liens in and to the Collateral, (B) neither it nor any subsidiary of Sprint Corporation will argue that any such Security Interest is subject to avoidance, limitation or subordination under any legal or equitable theory or cause of action, and (C) so long as the Management Agreement is in effect, it will not sell, transfer or assign all or part of the Licenses that Affiliate has the right to use; provided, however, that notwithstanding the foregoing, a Sprint Party may at any time sell, transfer or assign all or part of the Licenses that Affiliate has the right to use in accordance with a transaction allowed under
Section 17.15.5 of the Management Agreement and in accordance with Section 18 herein, so long as the buyer, transferee or assignee, as the case may be, agrees to be bound by the terms of this Consent and Agreement as such terms relate to such Licenses.

      Each Sprint Party acknowledges and agrees that (i) Sections 17.15.1 and
17.15.2 of the Management Agreement do not apply to the assignment of Affiliate's rights under the Sprint Agreements to the Agent or the Lenders under the Loan Documents or in connection with a transaction permitted pursuant to this Consent and Agreement to any other Person pursuant to the Loan Documents or to any other assignment in connection with any transaction permitted pursuant to this Consent and Agreement and (ii) Section 17.15.3 of the Management Agreement shall not apply to any Change of Control of Affiliate in connection with the exercise by the Agent of any of its rights or remedies under the Loan Documents, including without limitation in connection with the sale of the equity interests of Affiliate to any Person or to any other Change of Control of Affiliate; provided, however, Section 17.15.3 of the Management Agreement shall apply to any such transaction if such transaction is not with the Agent or the Lenders or is not a transaction permitted pursuant to this Consent and Agreement. It is understood that any assignment described in this Section 1 to the Agent or the Lenders is hereby consented to by the Sprint Parties; provided, that any subsequent assignment by the Agent or the Lenders shall be in accordance with the terms of this Consent and Agreement.

      SECTION 2. Payments. Upon receipt of the Agent's written instructions, each Sprint Party agrees to make all payments (if any) to be made by it under the Sprint Agreements, subject to its rights of setoff or recoupment with respect to such payments as permitted under Section 10.6 of the Management Agreement, to Affiliate directly to the Agent, or otherwise as the Agent shall direct; provided, that during the period that such Sprint Party is making such payments directly to the Agent or its designee pursuant to this Section 2, such Sprint Party's setoff and recoupment rights under such Section 10.6 shall not be limited to undisputed amounts. The Agent hereby agrees that the Agent will not give any such written instructions for it to receive such payments directly from a

Sprint Party unless an Event of Default has occurred under the Credit Agreement and is continuing. Such written instructions to make payments directly to the Agent shall be effective only so long as an Event of Default is continuing, and the Agent will revoke such instructions promptly following the cure of such Event of Default. Any payments made by any Sprint Party directly to, or at the direction of, the Agent shall fully satisfy any obligation of such Sprint Party to make payments to Affiliate under the Sprint Agreements to the extent of such payments.

      SECTION 3. Notice and Effect of Event of Default, Management Agreement Breach and Event of Termination. The Agent agrees to provide to Sprint Spectrum a copy of any written notice that Agent sends to Affiliate, promptly after sending such notice, that a Default or an Event of Default has occurred and is continuing, and Sprint Spectrum agrees to provide to the Agent a copy of any written notice that Sprint Spectrum sends to Affiliate, promptly after sending such notice, that an Event of Termination or an event that if not cured, or if notice is provided, will constitute an Event of Termination (each of an Event of Termination and an event that if not cured would constitute an Event of Termination, a "Management Agreement Breach") has occurred. Sprint Spectrum acknowledges that the Agent has informed it that an Event of Termination constitutes an Event of Default under the Loan Documents, and Sprint Spectrum further acknowledges that the Management Agreement does not prohibit Affiliate from curing such an Event of Default.

      SECTION 4. Event of Default without a Management Agreement Breach.

            (a) Affiliate Remains as Manager or Interim Manager Appointed. Upon and during the continuation of an Event of Default when no Management Agreement Breach as to which Sprint Spectrum has given the Agent notice exists on the original date of occurrence of such Event of Default, the Agent may, by prior written notice to Sprint Spectrum, (i) allow Affiliate to continue to act as the Manager under the Sprint Agreements, (ii) appoint Sprint Spectrum to act as "Interim Manager" under the Sprint Agreements, or (iii) appoint a Person other than Sprint Spectrum to act as Interim Manager under the Sprint Agreements. If the Agent initially allows Affiliate to continue to act as the Manager under the Sprint Agreements, the Agent may later, during a continuation of an Event of Default, remove Affiliate as Manager and take the action described above in clauses (ii) and (iii). The date on which a Person begins serving as Interim Manager shall be the "Commencement Date."

            (b) Sprint Spectrum or Sprint Spectrum Designee as Interim Manager. If the Agent appoints Sprint Spectrum as Interim Manager, within 14 days after its appointment Sprint Spectrum shall accept the position or designate another Person (a "Sprint Spectrum Designee") to act as Interim Manager under the Sprint Agreements. The Agent shall accept Sprint Spectrum and any Sprint Spectrum Designee that is then acting as an Other Manager (other than Affiliate) to act as Interim Manager under the Sprint Agreements. Any Sprint Spectrum Designee that is not an Other Manager must be acceptable to the Agent, which acceptance will not be unreasonably withheld. If, within 30 days after the Agent gives Sprint Spectrum notice of its appointment as Interim Manager, Sprint Spectrum or a Sprint Spectrum Designee does not agree to act as Interim Manager, then the Agent shall have the right to appoint an Agent Designee as Interim Manager in accordance with
      Section 4(c). At the discretion of the Agent, Sprint Spectrum or the Sprint Spectrum Designee shall serve as Interim Manager for up to six months from the Commencement Date.

            Upon the expiration of its initial six-month period as Interim Manager under the Sprint Agreements, Sprint Spectrum or the Sprint Spectrum Designee will agree, at the written request of the Agent, to serve as Interim Manager for up to six months from such expiration date until the Agent gives Sprint Spectrum or the Sprint Spectrum Designee at least 30 days' written notice of its desire to terminate the relationship; provided, that the extended period will be for 12 months rather than six months (for a complete term of 18 months) in the event, as of the date of the initial appointment, the aggregate number of pops that Affiliate and all Other Managers have the right to serve under their respective management agreements with the Sprint Parties is less than 40 million (such six or 12 month period, the "Extension Period"). If Sprint Spectrum's or the Sprint Spectrum Designee's term as Interim Manager is extended, then the Agent agrees that Sprint Spectrum or the Sprint Spectrum Designee's right to be reimbursed by Affiliate promptly for all amounts previously expended by Sprint Spectrum or the Sprint Spectrum Designee under Section 11.6.3 of the Management Agreement (which expenditures were incurred in accordance with Section 9 of this Consent and Agreement) shall no longer be subordinated to the Obligations as provided in Section 9 in this Consent and Agreement, and Sprint Spectrum or the Sprint Spectrum Designee's right to be reimbursed by Affiliate for any expenses it incurs pursuant to its rights under Section 11.6.3 of the Management Agreement as provided in the Management Agreement (which expenditures were incurred in accordance with Section 9 of this Consent and Agreement) shall not be subject to the subordination to the Obligations as provided in Section 9 of this Consent and Agreement; provided, that Sprint Spectrum or the Sprint Spectrum Designee's right to be reimbursed for amounts expended under Section 11.6.3 of the Management Agreement that exceed in an aggregate amount 5% of Affiliate's shareholder's or member's equity or capital account plus Affiliate's long-term debt (i.e., notes that on their face are scheduled to mature more than one year from the date issued), as reflected on Affiliate's books (the "Reimbursement Limit") shall remain subordinated to the Obligations as provided in Section 9 of this Consent and Agreement. Notwithstanding any other provision in this Section 4(b) to the contrary, Sprint Spectrum or the Sprint Spectrum Designee shall not be required to continue to serve as Interim Manager during the Extension Period at any time after 30 days following delivery by it to the Agent of written notice that Sprint Spectrum or the Sprint Spectrum Designee needs to expend amounts under Section 11.6.3 of the Management Agreement that Sprint Spectrum or the Sprint Spectrum Designee reasonably believes will not be reimbursed based on the projected Collected Revenues for the remainder of the Extension Period or reimbursed by the Lenders. If it becomes necessary for Sprint Spectrum or the Sprint Spectrum Designee to expend any amount that it believes will not be reimbursed or that exceeds the Reimbursement Limit, Sprint Spectrum or the Sprint Spectrum Designee is not required to incur such expense.

            Upon the termination or expiration of the term of Sprint Spectrum or the Sprint Spectrum Designee as Interim Manager, the Agent shall have the right to appoint a successor Interim Manager in accordance with Section 4(c).

            (c) Agent Designee as Interim Manager. If the Agent elects to appoint a Person other than Sprint Spectrum to act as Interim Manager under the Sprint Agreements (an "Agent Designee") as permitted under Sections 4(a)(iii) and 4(b), such Agent Designee must (i) agree to serve as Interim Manager for six months unless terminated earlier by Sprint Spectrum because of a material breach by the Agent Designee of the terms of the Sprint Agreements that is not timely cured or by the Agent in its discretion, (ii) meet the applicable "Successor Manager Requirements" set forth below in Section 13, and (iii) agree to comply with the terms of the Sprint Agreements but will not be required to assume the existing liabilities of Affiliate. In the case of a proposed Agent Designee, Sprint Spectrum shall provide to the Agent, within 10 Business Days after the request therefor, a detailed description of all information reasonably requested by Sprint Spectrum to enable Sprint Spectrum to determine if a proposed Agent Designee satisfies the Successor Manager Requirements. Sprint Spectrum agrees to inform Agent within 20 days after it receives such information respecting such proposed Agent Designee from the Agent whether such designee satisfies the Successor Manager Requirements. If Sprint Spectrum does not so inform the Agent within such 20-day period, then Sprint Spectrum shall be deemed to agree, for all purposes of this Consent and Agreement, that such proposed designee satisfies the Successor Manager Requirements. A Person that satisfies the Successor Manager Requirements (or is deemed to satisfy such requirements) qualifies under the Management Agreement to become a Successor Manager, unless the Agent Designee materially breaches the terms of a Sprint Agreement while acting as Interim Manager or no longer meets the Successor Manager Requirements. The Agent Designee may continue to serve as Interim Manager after the initial six-month period at the Agent's discretion, so long as the Agent Designee continues to satisfy the Successor Manager Requirements and it does not materially breach the terms of the Sprint Agreements. If the Agent Designee materially breaches any Sprint Agreement while acting as Interim Manager, then Sprint Spectrum and the Agent have the rights set forth in Section 5; provided, that Sprint Spectrum may not allow Affiliate to act as the Manager of the Sprint Agreements without the Agent's consent.

      SECTION 5. Event of Default Created by a Management Agreement Breach.

            (a) Affiliate Remains as Manager or Interim Manager Appointed. Upon an Event of Default created by a Management Agreement Breach (so long as at such time an Event of Default not created by a Management Agreement Breach as to which Agent has given Sprint Spectrum notice is not in existence), Sprint Spectrum may by prior written notice to Agent (i) allow Affiliate to continue to act as the Manager under the Sprint Agreements if approved by the Agent, (ii) act as Interim Manager under the Sprint Agreements, or (iii) appoint a Sprint Spectrum Designee to act as Interim Manager under the Sprint Agreements as provided in paragraph (b) below. If Sprint Spectrum initially allows Affiliate to continue to act as the Manager under the Sprint Agreements, Sprint Spectrum may later remove Affiliate as Manager and take the action described above in clauses (ii) and (iii). The Agent shall have no right to appoint an Interim Manager when an Event of Default is caused by a Management Agreement Breach (unless an Event of Default not created by a Management Agreement Breach is in existence), unless Sprint Spectrum elects not to act as Interim Manager or elects not to appoint a Sprint Spectrum Designee.

            (b) Sprint Spectrum or Sprint Spectrum Designee as Interim Manager. If Sprint Spectrum acts as Interim Manager or designates a Sprint Spectrum Designee to act as Interim Manager under the Sprint Agreements, the Interim Manager shall serve as Interim Manager for up to six months from the Commencement Date, at the discretion of Sprint Spectrum. The Agent shall accept Sprint Spectrum and any Sprint Spectrum Designee that is then acting as an Other Manager (other than Affiliate) to act as Interim Manager under the Sprint Agreements. Any Sprint Spectrum Designee that is not then acting as an Other Manager must be acceptable to the Agent, which acceptance will not be unreasonably withheld.

            Upon the expiration of its initial six-month period as Interim Manager under the Sprint Agreements, Sprint Spectrum or the Sprint Spectrum Designee will agree to serve as Interim Manager for the Extension Period until the Agent gives Sprint Spectrum or the Sprint Spectrum Designee at least 30 days' written notice of its desire to terminate the relationship. If Sprint Spectrum's or the Sprint Spectrum Designee's term as Interim Manager is extended, then the Agent agrees that Sprint Spectrum or the Sprint Spectrum Designee's right to be reimbursed by Affiliate promptly for all amounts previously expended by Sprint Spectrum or the Sprint Spectrum Designee under Section 11.6.3 of the Management Agreement (which expenditures were incurred in accordance with Section 9 of this Consent and Agreement) shall no longer be subordinated to the Obligations as provided in Section 9 of this Consent and Agreement, and Sprint Spectrum or the Sprint Spectrum Designee's right to be reimbursed by Affiliate for any expenses it incurs pursuant to its rights under Section
      11.6.3 of the Management Agreement as provided in the Management Agreement (which expenditures were incurred in accordance with Section 9 of this Consent and Agreement) shall not be subject to subordination to the Obligations as provided in Section 9 of this Consent and Agreement; provided, that Sprint Spectrum or the Sprint Spectrum Designee's right to be reimbursed for amounts expended under Section 11.6.3 of the Management Agreement in an aggregate amount that exceed the Reimbursement Limit shall remain subordinated to the Obligations as provided in Section 9 of this Consent and Agreement. Notwithstanding any other provision in this Section 5(b) to the contrary, Sprint Spectrum or the Sprint Spectrum Designee shall not be required to continue to serve as Interim Manager during the Extension Period at any time after 30 days following delivery by it to the Agent of written notice that Sprint Spectrum or the Sprint Spectrum Designee needs to expend amounts under Section 11.6.3 of the Management Agreement that Sprint Spectrum or the Sprint Spectrum Designee reasonably believes will not be reimbursed based on the projected Collected Revenues for the remainder of the Extension Period or reimbursed by the Lenders. If it becomes necessary for Sprint Spectrum or the Sprint Spectrum

      Designee to expend any amount that it believes will not be reimbursed or that exceeds the Reimbursement Limit, Sprint Spectrum or the Sprint Spectrum Designee is not required to incur such expense.

            Upon the termination or expiration of the term of Sprint Spectrum or the Sprint Spectrum Designee as Interim Manager and with the consent of the Agent (which consent shall not be unreasonably withheld or delayed), Sprint Spectrum shall have the right to appoint a successor Interim Manager in accordance with Section 5(a).

            (c) Agent Designee as Interim Manager. Notwithstanding anything in paragraph (a) above to the contrary, if, after Acceleration (as defined in Section 6(a) of this Consent and Agreement) and within 30 days after Sprint Spectrum gives the Agent notice of a Management Agreement Breach, Sprint Spectrum does not agree to act as Interim Manager or does not obtain the consent of a Sprint Spectrum Designee to act as Interim Manager under the Sprint Agreements, or if Sprint Spectrum or the Sprint Spectrum Designee gives the Agent notice of its resignation as Interim Manager and Sprint Spectrum fails to appoint a successor in accordance with Section 5(b) within 30 days after such resignation, the Agent may appoint an Agent Designee to act as Interim Manager. Such Agent Designee must (i) agree to serve as Interim Manager for six months unless terminated earlier by Sprint Spectrum because of a material breach by the Agent of the terms of the Sprint Agreements or by the Agent in its discretion, (ii) meet the applicable Successor Manager Requirements, and (iii) agree to comply with the terms of the Sprint Agreements. In the case of a proposed Agent Designee, Sprint Spectrum shall provide to the Agent, within 10 Business Days after the request therefor, a detailed description of all information reasonably requested by Sprint Spectrum to enable Sprint Spectrum to determine if a proposed Agent Designee satisfies the Successor Manager Requirements. Sprint Spectrum agrees to inform Agent within 20 days after it receives such information respecting such proposed Agent Designee from the Agent whether such designee satisfies the Successor Manager Requirements. If Sprint Spectrum does not so inform the Agent within such 20-day period, then Sprint Spectrum shall be deemed to agree, for all purposes of this Consent and Agreement, that such proposed designee satisfies the Successor Manager Requirements. A Person that satisfies the Successor Manager Requirements qualifies under the Management Agreement to become a Successor Manager, unless the Agent Designee materially breaches the terms of a Sprint Agreement while acting as Interim Manager or no longer meets the Successor Manager Requirements. The Agent Designee may continue to serve as Interim Manager after the initial six-month period at the Agent's discretion, so long as the Agent Designee continues to satisfy the Successor Manager Requirements and it does not materially breach the terms of the Sprint Agreements. If the Agent Designee materially breaches any Sprint Agreement while acting as Interim Manager, then Sprint Spectrum and the Agent have the rights set forth in Section 5; provided, that Sprint Spectrum may not allow Affiliate to act as the Manager of the Sprint Agreements without the Agent's consent.

      SECTION 6. Purchase and Sale of the Operating Assets. Upon the occurrence and during the continuation of an Event of Default, the following provisions shall govern the purchase and sale of the Operating Assets:

            (a) Acceleration of the Obligations Under the Loan Documents. In the event the Lenders accelerate the maturity of the Obligations under the Loan Documents (an "Acceleration" and, the date thereof, an "Acceleration Date"), the Agent shall give written notice thereof to Sprint Spectrum. Upon receipt of notice of Acceleration, Sprint Spectrum shall have the right, to which right Affiliate, by acknowledging this Consent and Agreement, expressly agrees, to purchase the Operating Assets from Affiliate for an amount equal to the greater of (i) 72% of the Entire Business Value (as defined in the Management Agreement) of Affiliate, valued in accordance with the procedure set forth in Section 11.7 of the Management Agreement (with the assumption that the deemed ownership of the Disaggregated License under Section 11.7.3 of the Management Agreement includes the transfer of the Sprint PCS customers as contemplated by
      Section 11.4 of the Management Agreement), and (ii) the aggregate amount of the Obligations. Sprint Spectrum shall, within 60 days of receipt of notice of Acceleration, give Affiliate and the Agent notice of its intent to exercise the purchase right. In the event Sprint Spectrum gives the Agent written notice of its intent to purchase the Operating Assets, the Agent agrees that it shall not enforce its Security Interests in the Collateral until the earlier to occur of (i) expiration of the period consisting of 120 days after the Acceleration Date (or such later date that shall be provided for in the purchase agreement and acceptable to the Agent in its discretion to close the purchase of the Operating Assets) or
      (ii) receipt by Agent and Affiliate from Sprint Spectrum of written notice that Sprint Spectrum has determined not to proceed with the closing of the purchase of the Operating Assets for any reason. If after the 120-day period after the Acceleration Date Affiliate receives any purchase offer for the Operating Assets or the Pledged Equity that is confirmed in writing by Affiliate to be acceptable to Affiliate, Sprint Spectrum shall have the right subject to the consent of the Agent, to purchase the Operating Assets or the Pledged Equity, as the case may be, on terms and conditions at least as favorable to Affiliate as the terms and conditions proposed in such offer so long as within 14 Business Days after Sprint Spectrum's receipt of such other offer Sprint Spectrum offers to purchase the Operating Assets or the Pledged Equity and so long as the conditions of Sprint Spectrum's offer and the amount of time it will take Sprint Spectrum to effect such purchase is acceptable to Affiliate and Agent. Any such offer shall be confirmed in writing by the third party offeror. In the event Sprint Spectrum exercises its rights under this Section 6(a),
      (i) Affiliate shall sell the Operating Assets or the Pledged Equity to Sprint Spectrum, (ii) the Agent and the Lenders shall consent to such purchase and sale provided that the proceeds thereof shall be sufficient to repay the aggregate amount of the Obligations, and (iii) Sprint Spectrum shall make all payments to be made under this Section 6(a) to Agent for its application against the Obligations (as defined below); any additional amounts (i.e., if 72% of the Entire Business Value is greater than the Obligations) shall be paid to Affiliate unless otherwise required by law or by this Consent and Agreement. The purchase right of the Sprint Parties under this Section 6(a) shall be in substitution of the purchase rights of the

      Sprint Parties under Section 11.6.1 of the Management Agreement. If Sprint Spectrum purchases the Operating Assets or the Pledged Equity as permitted under this Section 6(a), and the Net Obligations have been paid in full and the Credit Agreement is terminated or assigned to a Sprint Party, the Agent and the Guarantors will release or assign their interests (if any) in the Collateral, the Loan Documents and the Guarantors' Guaranty as described below in Section 6(e).

            (b) Sale of Operating Assets to Third Parties. If the Sprint Parties do not purchase the Operating Assets from Affiliate after an Acceleration as described above in Section 6(a), the Collateral may be sold as follows:

                  (i) Sale to Successor Manager. The Collateral may be sold by the Agent (in its sole discretion) in the exercise of certain of its rights and remedies as a secured party under the Loan Documents or by Affiliate, at the discretion of the Agent, to a person that satisfies the Successor Manager Requirements. Sprint Spectrum shall provide to the Agent, with a copy to Affiliate, within 10 Business Days after the request therefor, a detailed description of all information reasonably requested by Sprint Spectrum to enable Sprint Spectrum to determine if a proposed buyer satisfies the Successor Manager Requirements. Sprint Spectrum agrees to inform the Agent and Affiliate within 20 days after it receives such information respecting such proposed buyer from the Agent whether such designee satisfies the Successor Manager Requirements. If Sprint Spectrum does not so inform the Agent within such 20-day period, then Sprint Spectrum shall be deemed to agree, for all purposes of this Consent and Agreement, that such proposed designee satisfies the Successor Manager Requirements. If the proposed buyer satisfies the Successor Manager Requirements (or is deemed to satisfy such requirements) and wishes to become a "Successor Manager", the buyer must agree to be bound by the Sprint Agreements; provided, that buyer shall have no responsibility or liability for any liability to any Person other than a Sprint Party and Related Party of Sprint Spectrum arising out of Affiliate's operations prior to the date buyer becomes bound by the Sprint Agreements. In such case the Sprint Agreements shall remain in full force and effect with the buyer as Successor Manager and this Consent and Agreement shall remain in full force and effect for the benefit of the Successor Manager and any Person providing senior secured debt financing to such Successor Manager if required by such Person. Sprint Spectrum agrees, with respect to any past failure of Affiliate to perform any obligation under the Sprint Agreements, that the Successor Manager shall have the same amount of time to perform such obligation that Affiliate had under the Sprint Agreements, with the performance period commencing on the date on which the buyer becomes a Successor Manager. Sprint Spectrum shall permit the performance period set forth in the Management Agreement to be extended for such period of time that Sprint Spectrum believes is reasonable to allow Successor Manager to perform such unperformed obligations.

                  (ii) Sale to Other than Successor Manager. The Collateral may be sold pursuant to the exercise by the Agent or the Lenders of their rights and remedies under the

      Loan Agreements or by Affiliate, at the discretion of the Agent (subject to requirements of applicable law) to a person that does not satisfy the Successor Manager Requirements or to a person that does not wish to become a Successor Manager, but only under the following conditions:

                        (A) the Sprint Parties may terminate the Sprint Agreements with such buyer following the closing of such purchase (and the Agent and the buyer shall have no rights thereto or thereunder with respect to events occurring after the closing of such purchase);

                        (B) the buyer may purchase the Disaggregated License as described below in Section 6(b)(iv) and with the Disaggregated License having the characteristics described in the definition thereof; and

                        (C) the purchase agreement with the buyer contains the requirements set forth in Section 6(c) of this Consent and Agreement.

                  (iii) Confidentiality Agreement. Before any potential buyer is provided Confidential Information respecting the potential purchase of any of the Collateral (which buyer shall be entitled to receive), the potential buyer shall execute a confidentiality agreement in the form attached as Exhibit A with such changes thereto as may be reasonably requested by the parties to the agreement; provided, however, in the event the potential buyer does not satisfy the Successor Manager Requirements or has notified Affiliate, Sprint Spectrum or the Agent that it does not intend to be a Successor Manager, Confidential Information that constitutes or relates to any technical, marketing, financial, strategic or other information concerning any of the Sprint Parties and that does not pertain to the business of Affiliate shall not be permitted to be provided to such potential buyer.

                  (iv) Sale of Disaggregated Licenses. Sprint PCS will sell Disaggregated Licenses as follows when required under Section 6(b)(ii)(B):

                        (A) If a buyer wishes to purchase spectrum in connection with its purchase of the Operating Assets, it will purchase such spectrum from Affiliate and Sprint PCS as follows. The buyer will purchase from Affiliate or its Related Parties any licenses that Affiliate or such Related Parties own (the "Affiliate's Licenses"). If the Affiliate's Licenses were not being used to operate the Service Area Network, Sprint PCS will reimburse the buyer for the microwave relocation costs incurred to clear the spectrum bought from Affiliate or its Related Parties that the buyer will need to use to operate the Service Area Network as constructed on the date that the buyer purchases the Operating Assets. If the buyer does not meet the FCC requirements to buy the Affiliate's Licenses, the buyer will seek a waiver from the FCC of the restrictions that prohibit the buyer's ownership of such licenses. While any such FCC application is pending and while the buyer is clearing the microwave from the Affiliate's spectrum, the buyer may continue to use Sprint PCS's

      Spectrum on which the Service Area Network operates. Sprint PCS will sell its Disaggregated Licenses as described in Sections 6(b)(iv)(B), 6(b)(iv)(C) and 6(b)(iv)(D) only in those BTAs in which (1) Affiliate or its Related Parties do not own a license or the obligation to sell the license is unenforceable, (2) the FCC will not approve the transfer of the Affiliate's License to the buyer, or (3) Sprint PCS determines that it does not wish to reimburse the buyer for the cost of the microwave relocation.

                        (B) If the buyer, an entity with respect to which such buyer directly or indirectly through one or more persons owns the total voting power or at least 50% of the total voting power or at least 50% of the total equity (a "controlled entity"), an entity that directly or indirectly through one or more persons has a parent entity that owns at least 50% of the voting power or at least 50% of the total equity of both the buyer and the common controlled entity (a "common controlled entity"), owns a license to provide wireless service to at least 50% of the pops in a BTA with respect to which such buyer proposes to purchase Spectrum (each a "Restricted Party" with respect to such BTA), the buyer may buy only 5 MHZ of Spectrum from Sprint PCS for such BTA.

                        (C) If the buyer is not a Restricted Party for a BTA with respect to which such buyer proposes to purchase Spectrum, and either does not satisfy the Successor Manager Requirements (other than those set forth in Section 13(b) of this Consent and Agreement) or does not wish to be a Successor Manager, then the buyer may buy 5 MHZ, 7.5 MHZ or 10 MHZ of Spectrum from Sprint PCS as the buyer determines in its sole discretion.

                        (D) If Sprint PCS sells a Disaggregated License to a buyer as required under this Section 6(b)(iv), the buyer must pay a price equal to the sum of (1) the original cost of the applicable License to Sprint PCS pro rated on a pops and spectrum basis, plus (2) the microwave relocation costs paid by Sprint PCS attributable to clearing the Spectrum in the Disaggregated License, plus (3) the amount of carrying costs to Sprint PCS attributable to such original cost and microwave relocation costs from the date of this Consent and Agreement to and including the date on which the Disaggregated License is transferred to the buyer, based on a rate of 12 percent per annum.

            (c) No Direct Solicitation of Customers. Upon the sale of the Collateral or the Disaggregated License in accordance with this Consent and Agreement pursuant to Section 6(b)(ii), then the Sprint Parties agree to transfer to the buyer thereof the customers with a MIN assigned to the Service Area covered by the Disaggregated License, but Sprint PCS shall retain the customers of a national account and any resellers who are then party to a resale agreement with Sprint PCS. Each Sprint Party agrees to take all actions reasonably requested by the buyer of the Collateral to fully transfer to such purchaser such customers. Each Sprint Party agrees that neither it nor any of its Related Parties will directly or indirectly solicit, for six months after the date of transfer, the customers with a MIN assigned to the Service Area covered by the Disaggregated License; provided, that Sprint PCS retains the customers of a national account and any resellers that have entered into a resale agreement with Sprint Spectrum, Sprint Spectrum may advertise nationally, regionally and locally, and engage direct marketing firms to solicit customers generally. If the buyer continues to operate the purchased assets as a wireless network in the same geographic area on a network that is technologically compatible with Sprint PCS's network, the buyer and Sprint Spectrum shall each agree to provide roaming services to the other (in the case of Sprint Spectrum, the roaming services shall be provided to those customers of buyer in the geographic area serviced by the Disaggregated License roaming nationally and, in the case of buyer, the roaming services shall be provided to those customers of Sprint PCS roaming in the Service Area covered by the Disaggregated License) pursuant to a roaming agreement to be entered into between buyer and Sprint Spectrum and to be mutually agreed upon so long as such agreement is based on Sprint PCS's then standard roaming agreement used by Sprint Spectrum in the industry and the price that each party shall pay the other party for roaming services provided to the first party shall be a price equal to the lesser of: (1) MFN Pricing provided by buyer to third parties roaming in the geographic area serviced by the Disaggregated License; and (2) the national average paid by Sprint Spectrum to third parties for Sprint PCS's customers to roam in such third parties' geographic areas (including Other Managers). Such obligations with respect to roaming shall continue until such roaming agreement is terminated pursuant to its terms. The buyer shall agree in writing that if it continues to operate the purchased assets as a wireless network in the same geographic area on a network that is technologically compatible with Sprint Spectrum's network, the buyer shall, to the extent required by law, provide resale to Sprint Spectrum in the Service Area covered by the Disaggregated License at the MFN Pricing that buyer charges third parties who purchase resale from buyer; provided, however, if buyer is not offering resale to any other customers then pricing of resale provided to Sprint Spectrum shall be as mutually agreed; and provided, further, however, whether or not buyer is required by law to offer such resale, buyer shall offer such resale (on the terms described in this sentence) to national customers of Sprint PCS.

            (d) Deferral of Portion of Collected Revenues. (I) Under Section
      10.1.1 of the Management Agreement, Sprint Spectrum retains 8% of the Collected Revenues on a weekly basis (the "Retained Amount"). Following an Acceleration and for up to two years after such Acceleration, Sprint Spectrum shall retain only one half of the Retained Amount, and the remaining one half of the Retained Amount shall be advanced to Affiliate (or, if so directed by the Agent pursuant to Section 2 hereof, to the Agent) at the time the weekly fee provided under Section 10.1.1 of the Management Agreement is paid; provided, that after the first anniversary of the Acceleration Date, Sprint Spectrum shall retain the entire Retained Amount if Sprint Spectrum is not serving as the Interim Manager.

            (ii) The portion of the Retained Amount advanced to Affiliate (or, if so directed by the Agent pursuant to Section 2 hereof, to the Agent) (the "Deferred Amount") shall be evidenced by a promissory note executed by Affiliate contemporaneously with this Consent and Agreement in the form of Exhibit B hereto (the "Deferred Amount Note").

                  (A) Amounts will be drawn on the Deferred Amount Note each time Sprint Spectrum advances a Deferred Amount to Affiliate or the Agent.

                  (B) The Deferred Amount Note will bear interest at a rate
            equal to the greatest of (I) the average interest rate of Affiliate's secured debt, (II) the average rate of Affiliate's unsecured debt, and (III) Sprint PCS's cost of capital.

                  (C) The Deferred Amount Note shall mature on the earlier of
            (I) the date on which a Successor Manager is qualified and assumes Affiliate's rights and obligations under the Sprint Agreements, and
            (II) the date on which the Operating Assets are purchased by a third-party buyer, or on which a stock or other equity acquisition, merger, consolidation or other transaction resulting in the indirect transfer of the Operating Assets to a third-party buyer (an "Indirect Transfer") is consummated.

                  (iii) In the event a Successor Manager assumes any of the obligations of Affiliate under the Sprint Agreements, such Successor Manager shall also assume the obligations under the Deferred Amount Note. In the event that the Operating Assets are sold to a third party buyer or an Indirect Transfer is consummated, the obligations of Affiliate under the Deferred Amount Note shall be subordinate to the Affiliate's obligations to its secured lenders.

                  (iv) After the two-year anniversary of the Acceleration, or earlier if a Successor Manager is appointed or if Sprint Spectrum is not serving as the Interim Manager, Sprint Spectrum will again retain the full Retained Amount.

            (e) Payment of Obligations; Release and Assignment of Rights. If Sprint Spectrum purchases the Operating Assets or the Pledged Equity as permitted under Section 6(a) or Section 10, and the Obligations have been paid in full and the Credit Agreement is terminated or assigned to a Sprint Party: (i) the Guarantors will have no right to any amounts paid by Sprint Spectrum pursuant to such purchase (except to the extent such purchase is pursuant to Section 6(a) and the amount paid by Sprint PCS exceeds the amount of the Obligations and is not payable to other creditors of Affiliate); (ii) the Agent will, at the election of Sprint Spectrum, either release or assign to Sprint Spectrum, all Security Interests in the Collateral and release or assign, all rights related to the Loan Documents and the Guarantors' Guaranty and all payments under the Loan Documents and the Guarantors' Guaranty; and (iii) the Guarantors will, at the election of Sprint Spectrum, release or assign to Sprint Spectrum, any and all rights they have against the Collateral or arising out of any payment to the Agent or any Sprint Party with respect to the Loan Documents or the Guarantors' Guaranty.

      SECTION 7. No Limits on Remedies. Nothing contained in this Consent and Agreement shall limit any rights of the Agent or Lenders to Accelerate. Except as expressly provided herein, nothing contained in this Consent and Agreement shall limit any rights or remedies that the Agent or the Lenders may have under the Loan Documents or applicable law. The Agent may not sell, lease, assign, convey or otherwise dispose of the Collateral other than as permitted under this Consent and Agreement.

      SECTION 8. Rights and Obligations of Interim Manager. The Interim Manager may collect a reasonable management fee for its services; provided, that if Sprint Spectrum or a Related Party of Sprint Spectrum acts as Interim Manager, such management fee shall not exceed the direct expenses relating to Sprint Spectrum or such Related Party employees for the actual time spent by such employees when performing the function of Interim Manager and Sprint Spectrum's or such Related Party's out-of-pocket expenses. Such direct expenses shall include such employees' salaries and benefits, and the out-of-pocket and accrued expenses allocated to such employees. If Sprint Spectrum is the Interim Manager, the management fee will be paid out of the 92% Management Fee that Sprint Spectrum pays under the Management Agreement, and will be in addition to the fees it receives under the Services Agreement. Sprint Spectrum shall collect such management fee by setoff against the fees and any other amounts payable to Affiliate under the Sprint Agreements. The Interim Manager will be required to operate the Service Area Network in accordance with the terms of the Sprint Agreements and will be subject to all of the requirements and obligations of such agreements, but will not be required to assume the existing liabilities of Affiliate.

      SECTION 9. Rights to Cure. Neither the provisions of this Consent and Agreement nor any action of either Agent or Sprint Spectrum shall require either Agent, any Lender or Sprint Spectrum to cure any default of Affiliate under the Sprint Agreements or to perform under the Sprint Agreements, but shall only give it the option to do so except to the extent otherwise required by this Consent and Agreement. Sprint Spectrum may exercise its rights under Section 11.6.3 of the Management Agreement upon an Event of Termination, whether such situation arises while Affiliate, Sprint Spectrum, an Agent Designee or a Sprint Spectrum Designee is acting as Interim Manager and notwithstanding any other provision of this Consent and Agreement; provided, that the right to reimbursement for any expenses incurred in connection with such cure shall be unsecured and until such time as the Obligations have been paid in full in cash and all commitments to advance credit under the Credit Agreement have terminated or expired, the Person or Persons entitled thereto shall not receive such reimbursement, except as specifically provided in Section 4(b) or Section 5(b) of this Consent and Agreement. Sprint Spectrum shall not be permitted to deduct or setoff from its payments to Affiliate any such amounts it is not entitled to receive under this Section and shall not take any action of any type to attempt to collect such reimbursement and the failure to be so reimbursed shall not constitute a Management Agreement Breach. In the event that Sprint Spectrum receives any payments or distributions that it is not entitled to receive under this Section, such payments shall be held in trust for, and promptly turned over to, the parties entitled thereto. If Sprint Spectrum has designated a third party to take action under Section 11.6.3 of the Management Agreement, before taking any such action such third party shall enter into an agreement with Agent providing that such third party agrees to the provisions of this Section 9 as if it were a party hereto.

Until such time as the Obligations have been paid in full in cash and all commitments to advance credit under the Credit Agreement have terminated or expired, Sprint Spectrum shall not be entitled to exercise any other remedies under the Sprint Agreements, including, without limitation, the remedy of terminating the Sprint Agreements (except to the extent permitted under Sections 6(b)(ii)(A) and 12 of this Consent and Agreement) or the remedy of withholding any payment set forth in Section 10 of the Management Agreement (subject to Sprint Spectrum's rights of setoff or recoupment with respect to such payments as permitted under Sections 2, 4(b) and 5(b) of this Consent and Agreement). Until such time as the Obligations have been paid in full in cash and all commitments to advance credit under the Credit Agreement have terminated or expired, notwithstanding anything to the contrary contained in Section 2.3 of the Management Agreement, in no event shall any Person other than Affiliate or a Successor Manager be a manager or operator for Sprint Spectrum with respect to the Service Area and neither Sprint Spectrum nor any of its Related Parties shall own, operate, build or manage another wireless mobility communications network in the Service Area, except to the extent provided in Sections 2.3(a),
(b) or (c) of the Management Agreement and except to the extent that the Sprint Agreements are terminated in accordance with Section 6(b)(ii)(A) of this Agreement. The Agent acknowledges and agrees that Sprint Spectrum shall also have the right to cure an Event of Default or to assist Affiliate in curing an Event of Default but only to the extent Affiliate has the right to so cure under the Loan Documents, as applicable (it being understood that the act of Sprint Spectrum curing an Event of Default shall not constitute an independent Event of Default unless the act itself would otherwise constitute a Default (e.g. a sale of assets not otherwise permitted by the Loan Documents)), including but not limited to Sprint Spectrum's providing Affiliate the funds necessary to operate or meet certain financial covenants in the Loan Documents. The Agent shall have the right to cure any Management Agreement Breach.

      SECTION 10. Sprint Spectrum's Right to Purchase Obligations, Operating Assets or Pledged Equity. (a) Following the Acceleration Date and until the 60-day anniversary of the filing of a bankruptcy petition by or with respect to Affiliate, Sprint Spectrum shall have the right to purchase the Obligations under, and as defined in, the Credit Agreement, by repaying the Net Obligations in full in cash. In the event that Sprint Spectrum purchases the Obligations within 60 days immediately following the earlier of (i) the Acceleration Date and (ii) the date of the filing of a bankruptcy petition by or with respect to Affiliate, Sprint Spectrum may in lieu of purchasing the total amount of the Obligations, purchase all Obligations other than the accrued interest with respect thereto for a purchase price equal to the amount of the Net Obligations other than such accrued interest and any fees and expenses that are unreasonable, in which case, such accrued interest and unreasonable fees and expenses shall remain due and owing by Affiliate to the Lenders.

            (b) In the event that the Agent acquires the Operating Assets or takes title to the Pledged Equity, Sprint Spectrum shall have the right to purchase the Operating Assets or the Pledged Equity from the Agent during the limited period of time provided in and otherwise in accordance with this Section 10(b) by paying to the Agent in cash an amount equal to the sum of the aggregate amount paid (by credit against the Obligations or otherwise) by the Agent or the Lenders for the Operating Assets or the Pledged Equity as the case may be, plus the aggregate amount of any remaining unpaid Obligations. Agent shall give Sprint Spectrum notice of any acquisition of the Operating Assets or the Pledged Equity by the Agent promptly following the date of final consummation of such acquisition (the "Acquisition Notice"). Sprint Spectrum shall, within 60 days of receipt of a valid Acquisition Notice, give the Agent (and Affiliate, in the case of a purchase of the Pledged Equity) notice of its intent to exercise its purchase right under this Section 10(b). In the event Sprint Spectrum gives the Agent written notice of its intent to purchase the Operating Assets or the Pledged Equity, the Agent agrees that it shall provide Sprint Spectrum the right to purchase the Operating Assets or the Pledged Equity as the case may be until the earlier to occur of
(i) expiration of the period consisting of 120 days after Sprint Spectrum's receipt of a valid Acquisition Notice (or such later date that shall be provided for in the purchase agreement and acceptable to the Agent in its sole discretion to close the purchase of the Operating Assets or the Pledged Equity) or (ii) receipt by Agent from Sprint Spectrum of written notice that Sprint Spectrum has determined not to proceed with the closing of the purchase of the Operating Assets or the Pledged Equity. If Sprint Spectrum at any time purchases the Operating Assets or the Pledged Equity as permitted under this Section 10, the Agent and the Guarantors will release or assign their interests in the Collateral, the Loan Documents and the Guarantors' Guaranty as described in
Section 6(e). Notwithstanding the foregoing, in the event that a bankruptcy petition is filed by or with respect to Affiliate, Sprint Spectrum shall again have the right to purchase the Operating Assets or the Pledged Equity from the Agent by repaying the Obligations in full in cash, by giving the Agent notice of its intent to exercise such purchase right no later than 60 days following the date of filing of such bankruptcy petition.

            (c) If at any time during the period described in Section 10(a) or 10(b) above or thereafter the Agent receives any purchase offer for the Operating Assets or the Pledged Equity or the Obligations, as applicable, that is acceptable to the Agent, the Agent shall exercise reasonable efforts to obtain the consent of the offeror to deliver a copy of such offer to Sprint Spectrum and Sprint Spectrum shall have the right to purchase the Operating Assets, the Pledged Equity or the Obligations, as applicable, on terms and conditions at least as favorable to the Agent as the terms and conditions proposed in such offer so long as within 14 Business Days after Sprint Spectrum's receipt of such other offer Sprint Spectrum offers to purchase the Operating Assets, the Pledged Equity or the Obligations, as applicable, and so long as the conditions of Sprint Spectrum's offer and the amount of time it will take Sprint Spectrum to effect such purchase is acceptable to the Agent and the Lenders.

            (d) If Sprint Spectrum at any time purchases the entirety of the Obligations as provided in this Section 10, the Agent shall assign and transfer or cause the Lenders to assign and transfer to Sprint Spectrum all rights and interests in, to and under all of the Loan Documents, including but not limited to all security interests, liens, financing statements, guaranties and other credit enhancements related to such Loan Documents, and all rights and claims thereunder (collectively referred to as the "Loan Document Rights"). If Sprint Spectrum purchases less than all the Obligations (as permitted in the second sentence of Section 10(a) above), then the Agent shall assign and transfer or cause the Lenders to assign and transfer to Sprint Spectrum all Loan Document Rights, except that if Sprint Spectrum receives payment in full of all Obligations due under the Loan

Documents (including the amount it did not pay the Agent, as permitted in the second sentence of Section 10(a) above), it shall pay such amount to the Agent unless the Agent has already received payment of such amount. If Sprint Spectrum at any time purchases the entirety or less than all of the Obligations, the Guarantors will release any and all rights, if any, they have against the Collateral or arising out of any payment to the Agent or any Sprint Party with respect to the Loan Documents or the Guarantors' Guaranty.

      SECTION 11. Foreclosure. Upon the Agent or any Lender or any other Person that meets the Successor Manager Requirements acquiring the Operating Assets and the Sprint Agreements, then such Person shall be entitled to exercise any and all rights of Affiliate under the Sprint Agreements in accordance with the terms of the Sprint Agreements and each Sprint Party will thereupon comply in all respects with such exercise by such Person and perform its obligations under the Sprint Agreements and this Consent and Agreement for the benefit of such Person. Each Sprint Party agrees that the Agent or any Lender may (but shall not be obligated to), subject to and in accordance with the terms of this Consent and Agreement, assign its rights and interests acquired in the Operating Assets and the Sprint Agreements to any buyer or transferee thereof and, in the event the buyer wishes to become a party to the Sprint Agreements and such buyer satisfies the Successor Manager Requirements, such buyer shall be bound by the Sprint Agreements; provided, that buyer shall have no responsibility or liability to any Person other than a Sprint Party and a Related Party of a Sprint Party arising out of Affiliate's operations prior to the date buyer becomes bound by the Sprint Agreements. In such case the Sprint Agreements shall remain in full force and effect with the buyer as Successor Manager and this Consent and Agreement shall remain in full force and effect for the benefit of the Successor Manager and any Person providing senior secured debt financing to such Successor Manager if required by such Person. Sprint Spectrum agrees, with respect to any past failure of Affiliate to perform any obligation under the Sprint Agreements, that the Successor Manager shall have the same amount of time to perform such obligation that Affiliate had under the Sprint Agreements, with the performance period commencing on the date on which the buyer becomes a Successor Manager. Sprint Spectrum shall permit the performance period set forth in the Management Agreement to be extended for such period of time that Sprint Spectrum believes is reasonable to allow Successor Manager to perform such unperformed obligations.

      SECTION 12. Trademarks and Service Marks. In the event the Agent forecloses on its security interest in the License Agreements and transfers the License Agreements to a Person who does not meet the Successor Manager Requirements, then Sprint Spectrum shall have the right to terminate the License Agreements and cause the Agent to release its security interest in the License Agreements immediately prior to such transfer.

      SECTION 13. Interim Manager and Successor Manager Requirements. To qualify as an Interim Manager or a Successor Manager, the Person must satisfy each of the following "Successor Manager Requirements," as applicable:

            (a) The Person must not during the three-year period immediately preceding the date of determination have materially breached any material agreement with Sprint Spectrum or its Related Parties that resulted in the exercise of a termination right or in the initiation of judicial or arbitration proceedings;

            (b) The Person must not be one of the Persons identified on Schedule 13 (a "Schedule 13 Person"); provided, that no Other Manager under any Sprint PCS Management Agreement may be identified on Schedule 13;

            (c) In the case of a Successor Manager, the Person must meet a reasonable Person's credit criteria (taking into consideration the circumstances), it being understood that such criteria is satisfied if the financial projections contained in the business plan such Person submits to Sprint Spectrum shows the ability to service its indebtedness and meet the build-out requirements contained in the Build-out Plan; and

            (d) The Person must agree to be bound by the terms of the Sprint Agreements as if an original party thereto; provided, in the case of an Interim Manager, the Person must also execute a separate confidentiality agreement in the form attached as Exhibit A with such changes thereto as may be reasonably requested by the parties to the agreement, but the Person is not required to assume the existing liabilities of Affiliate.

      The Agent, each Lender and each of their wholly-owned subsidiaries or entities who wholly-own such entities shall be deemed to satisfy Sections 13(a),
(b) and (c) of the preceding "Successor Management Requirements".

      SECTION 14. Management Agreement. Sprint Spectrum agrees that it will not exercise its right under the Management Agreement to purchase the Operating Assets or to sell the Disaggregated License to Affiliate if before, or after giving effect to such exercise, there would exist a Default or Event of Default under the Credit Agreement, unless Sprint Spectrum pays the aggregate amount of the Obligations as a condition of the exercise of such right and the Credit Agreement shall have been terminated in connection with such payment. Sprint Spectrum agrees that until the Obligations have been paid in full in cash and all commitments to advance credit under the Credit Agreement have terminated or expired, a failure to pay any amount by any Related Party of Affiliate under any agreement with Sprint Spectrum or any of its Related Parties (other than the Management Agreement, the Services Agreement or the License Agreements) shall not constitute a Management Agreement Breach for any purpose. Subject to regulatory approval in connection with any such sale, Sprint Spectrum agrees that it shall always maintain the ability to sell the Disaggregated License in accordance with this Consent and Agreement. Sprint Spectrum shall own at least 10 MHZ of Spectrum in the Service Area until the first to occur of the following events: (i) the Obligations have been paid in full in cash and all commitments to advance credit under the Credit Agreement have terminated or expired, (ii) the sale by Sprint Spectrum of the Spectrum pursuant to this Consent and Agreement shall be effected, (iii) the sale of the Operating Assets pursuant to this Consent and Agreement, and (iv) the termination of the Management Agreement. Sprint Spectrum acknowledges that the financing provided and to be provided pursuant to the Loan Documents, the stock issued or to be issued by Holdings to the purchasers named therein pursuant to that certain Series A Preferred Stock Purchase Agreement, dated November 23, 1999, by and among Holdings, the Walter Group, Inc., Donald A. Harris, Paul F. Judge, James Parsons, US Bancorp and the purchasers named therein, and the senior subordinated notes to be issued under and pursuant to the terms and conditions set forth in that certain Purchase Agreement dated December 28, 1999, among Affiliate, Holdings and BET Asociates LP, that certain Preferred Stock Purchase Agreement dated as of February 16, 2000, between UbiquiTel Inc. and DLJ Merchant Banking Partners II, L.P., that certain Commitment Letter dated February 24, 2000, among DLJ Bridge Finance, Inc., UbiquiTel Inc. and Affiliate, and that certain Fee Letter dated February 24, 2000, among DLJ Bridge Finance, Inc., UbiquiTel Inc. and Affiliate, complies with Section 1.7 of the Management Agreement, as amended by Addendum II and Addendum IV to the Management Agreement ("Section 1.7"), and that Section 11.3.6 of the Management Agreement shall no longer be applicable with respect to all such financing. Notwithstanding anything to the contrary contained in Section 12.2 of the Management Agreement, the Agent, the Lenders, and any Successor Manager or buyer of the Operating Assets or Disaggregated License shall be permitted to disclose Confidential Information (as defined in the Management Agreement) (i) to the extent required by law, rule or regulation, (ii) to any regulator or any regulatory body regulating such entity, (iii) to any rating agency in connection with requirements applicable to such Person and (iv) to the lawyers and accountants for any such Persons.

      SECTION 15. Agent and Eligible Assignees. The Agent and each Lender must be an Eligible Assignee. "Eligible Assignee" shall mean and include a commercial bank, financial institution, other "accredited investor" (as defined in Regulation D of the Securities Act) other than individuals, or a "qualified institutional buyer" as defined in rule 144A of the Securities Act; provided, that prior to the 61st day after the filing of a bankruptcy petition by or with respect to Affiliate in no event may any Person that is engaged in or that controls, is controlled by or is under common control with any Person engaged in, the telecommunications service business in the United States (other than Sprint Corporation and its subsidiaries), be an Eligible Assignee, it being understood that no small business investment corporation that is ultimately owned by an Eligible Assignee that is subject to Regulation Y shall be deemed to be controlled by or under common control with such Eligible Assignee; and provided further, that after the filing of such bankruptcy petition in no event may a Schedule 13 Person be an Eligible Assignee.

      SECTION 16. Sprint Party Representations. Each Sprint Party represents and warrants to the Agent, as of the Closing Date (a) its execution, delivery and performance of this Consent and Agreement has been duly authorized by all necessary corporate and partnership action, and does not and will not require any further consents or approvals that have not been obtained, or violate any provision of any law, regulation, order, judgment, injunction or similar matters or materially breach any agreement presently in effect with respect to or binding on it; provided, that the transfer of Spectrum as contemplated under this Consent and Agreement will require regulatory approval (which each Sprint Party agrees to use its commercially reasonable efforts to obtain); (b) this Consent and Agreement is a legal, valid and binding obligation of such Person enforceable against it in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be limited by equitable defenses and by the discretion of the court before which any proceeding may be brought; (c) the Sprint Agreements are in full force and effect and have not been amended, supplemented or modified; (d) as of the date of execution hereof, to the knowledge of the Sprint Parties, no Event of Termination has occurred and is continuing (without regard to any requirement of the delivery of written notice necessary to the occurrence of an Event of Termination under Section 11.3 of the Management Agreement); (e) on the date the Management Agreement was executed Sprint Spectrum owned, and on the date hereof Sprint Spectrum owns, 10 MHZ or more of Spectrum in the Service Area; and (f) the only existing agreements or arrangements between Affiliate, on the one hand, and Sprint Corporation or any of its subsidiaries, on the other hand, are the Management Agreement, the Services Agreement and the License Agreements.

      SECTION 17. Agent Representations. The Agent represents and warrants to Sprint Spectrum, as of the date of this Consent and Agreement (a) its execution, delivery and performance of this Consent and Agreement has been duly authorized by all necessary corporate action, and does not and will not require any further consents or approvals that have not been obtained, or violate any provision of any law, regulation, order, judgment, injunction or similar matters or materially breach any agreement presently in effect with respect to or binding on it; (b) this Consent and Agreement is a legal, valid and binding obligation of the Agent enforceable against it in accordance with its terms, except that
(i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be limited by equitable defenses and by the discretion of the court before which any proceeding may be brought; (c) at the time of the execution hereof, the only Lenders are Agent, MeesPierson Capital Corp., PNC Bank National Association, and Westdeutsche Landesbank Girozentrale - New York Branch; (d) to the knowledge of the Agent, no Event of Default has occurred and is continuing; and (e) Agent will require the execution and delivery of the Guarantors' Guaranty to the parties thereto on or prior to the initial borrowing date.

      SECTION 18. Successors and Assigns. This Consent and Agreement shall be binding upon the successors and assigns of the parties hereto and shall inure, together with the rights and remedies of the parties hereunder, to the benefit of their respective successors and assigns. In the event the Sprint PCS Network is sold in accordance with the Management Agreement, the buyer thereof will assume the obligations of the Sprint Parties hereunder and under all the other Sprint Agreements other than the Sprint Trademark and Service Mark License Agreement; provided, however, the buyer of the Sprint PCS Network shall enter into an agreement with Affiliate on substantially the same terms as the Sprint Trademark and Service Mark License Agreement with respect to such buyers' trademarks, service marks, brands, etc. In the event a Successor Manager becomes a party to the Sprint Agreements as provided in this Agreement, this Consent and Agreement shall remain in full force and effect for the benefit of the Successor Manager and any Person providing senior secured debt financing to such Successor Manager if required by such Person.

      SECTION 19. Amendment. Neither this Consent and Agreement nor any provision herein may be waived except pursuant to an agreement or agreements in writing entered into by Sprint Spectrum, the Agent and Affiliate, and neither this Consent and Agreement nor any provision herein may be amended or modified except pursuant to an agreement or agreements in writing entered into by Sprint Spectrum, the Agent and Affiliate. The Agent and each Lender (and its successors and assigns) shall be bound by any modification or amendment authorized by this
Section 19. No amendment or waiver or effective amendment or waiver entered into in violation of this Section 19 shall be valid; provided, however, that no consent of Affiliate shall be necessary for any amendment or modification to this Consent and Agreement made pursuant to and in accordance with Section 25 hereof.

      SECTION 20. APPLICABLE LAW. THIS CONSENT AND AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 21. Notices. Notices and other communications provided for in this Consent and Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

            (a) if to Sprint PCS, to it at:

                  Sprint Spectrum L.P.
                  4900 Main, 12th Floor
                  Kansas City, Missouri, 64112

                  Telephone No.: (816) 559-1000
                  Telecopier No.: (816) 559-1290
                  Attention: Chief Executive Officer

                  with a copy to:

                  4900 Main, 11th Floor
                  Kansas City, Missouri, 64112

                  Telephone No.: (816) 559-1000
                  Telecopier No.: (816) 559-2591
                  Attention: General Counsel

            (b)  if to the Agent, to it at:

                  Paribas
                  787 Seventh Avenue
                  New York, New York 10019

                  Telephone No.: (212) 841-2119
                  Telecopier No.: (212) 841-2369
                  Attention: Salo Aizenberg

                  with a copy to:

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, New York 10036

                  Telephone No.: (212) 819-8247
                  Telecopier No.: (212) 354-8113
                  Attention: John Reiss

            (c)  if to Affiliate, to it at:

                  UbiquiTel Operating Company
                  3 Bala Plaza, Suite 502
                  Bala Conoid, Pennsylvania 19004

                  Telephone No.: (610) 771-2151
                  Telecopier No.: (610) 660-4920
                  Attention: Donald A. Harris

                  With a copy to:

                  Greenberg Traurig
                  1750 Tysons Blvd., Suite 1200
                  Tysons Corner, VA 22101

                  Telephone No.: (703) 749-1360
                  Telecopier No.: (703) 714-8360
                  Attention: Lee Marks

All notices and other communications given to any party hereto in accordance with the provisions of this Consent and Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five (5) business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 21 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 21.

      SECTION 22. Counterparts. This Consent and Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

      SECTION 23. Severability. Any provision of this Consent and Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision with valid provisions the economic effect of which is as close as possible to that of the invalid, illegal or unenforceable provision.

      SECTION 24. Termination.This Consent and Agreement shall terminate and be of no further force and effect upon the first to occur of the following: (i) the Obligations are paid in full and the Credit Agreement is terminated or assigned to a Sprint Party ; and (ii) the Sprint Agreements terminate.

      SECTION 25. Amendments to Form Consent and Agreement. If Sprint PCS modifies or amends the form of Consent and Agreement it enters into with another lender in connection with an initial loan to an Other Manager that is syndicated or intended to be syndicated (i.e., a loan sold or participated, or intended to be sold or participated, in whole or in part to at least three financial institutions or investment funds) and where the initial pops in the Service Area of the Other Manager exceed 5 million, then Sprint PCS agrees to give the Agent the right to so amend this Consent and Agreement, subject to the provisions of clauses (a), (b) and (c) below. This right does not apply in connection with (i) a new, amended, modified or existing loan to an Other Manager where the initial pops in the Service Area did not exceed 5 million, but expansion of or growth in the Service Area caused the pops to exceed 5 million; (ii) a new, amended or modified loan to an Other Manager where the initial pops in the Service Area did exceed 5 million pops but the loan is not the initial loan; or (iii) Agent's extension of additional credit to Affiliate or Agent's amendment or modification of the Loan Documents.

      Sprint PCS agrees to give the Agent written notice of such modifications and amendments to the form of such Consents and Agreements and, at the request of Agent, to amend this Consent and Agreement in the same manner; provided, that: (a) Sprint PCS will not modify this Consent and Agreement to incorporate changes made for the benefit of a lender because of circumstances related to a particular Other Manager, subject to the limitations set forth below; (b) the Agent must agree to make all (or none) of the changes made for the other lender and the Other Manager, unless Sprint PCS agrees to allow the Agent to make only some of the changes; and (c) if such amendment to this Consent and Agreement could reasonably be expected to be materially adverse to Borrower or Affiliate, such amendment shall not be made without the prior written consent of Borrower and Affiliate (although the Borrower's and Affiliate's withholding of such consent will result in none of the changes being made to this Consent and Agreement because of the requirements of clause (b) above).

      For purposes of subsection (a) in the preceding paragraph, Sprint PCS will not deem the following changes to be made because of circumstances related to a particular Other Manager: (i) any form of recourse to Sprint PCS or other similar form of credit enhancement; (ii) any change in Sprint PCS's right to purchase Operating Assets, Pledged Equity or Obligations; (iii) any change in the Affiliate's, Agent's or Lenders' right to sell the Collateral or purchase the Disaggregated License (including, without limitation, any rights of first refusal and the purchase price of the Disaggregated License); (iv) any change in the ownership status, terms of usage or amount of Disaggregated License utilized by Affiliate; (v) any material change in the flow of revenues between Sprint Spectrum and Affiliate excluding changes related to the pricing of direct or indirect fees, but including any subordination of direct or indirect fees or other amounts or costs due under the Sprint Agreements or hereunder to Sprint PCS; (vi) any change to obligations required to be assumed by, or qualifications for, any Interim or Successor Manager, including changes in the time period or terms under which Sprint PCS agrees to remain as Interim Manager; (vii) any changes in confidentiality, non-compete or Eligible Assignee language, including changes to Schedule 13; (viii) any clarifications of FCC compliance issues; (ix) the issuance of legal opinions; (x) any change in the circumstances under, or procedures by which, an Interim Manager or Successor Manager is appointed; or
(xi) any change to this Section 25.

            [The remainder of this page is intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Consent and Agreement to be executed by their respective authorized officers as of the date and year first above written.

                                  SPRINT SPECTRUM L.P.

                                  By:
                                        ----------------------------------------
                                        Bernard A. Bianchino
                                        Senior Vice President and Chief Business
                                        Development Officer - Sprint PCS


                                  WIRELESSCO, L.P.

                                  By:
                                        ----------------------------------------
                                        Bernard A. Bianchino
                                        Senior Vice President and Chief Business
                                        Development Officer - Sprint PCS


                                  COX COMMUNICATIONS PCS, L.P.

                                  By:
                                        ----------------------------------------
                                        Bernard A. Bianchino
                                        Senior Vice President and Chief Business
                                        Development Officer - Sprint PCS


                                  COX PCS LICENSE, L.L.C.

                                  By:
                                        ----------------------------------------
                                        Bernard A. Bianchino
                                        Senior Vice President and Chief Business
                                        Development Officer - Sprint PCS


                                  SPRINT COMMUNICATIONS COMPANY, L.P.

                                  By:
                                        ----------------------------------------
                                        Don A. Jensen
                                        Vice President - Law

                                    PARIBAS
                                    for itself and as Agent

                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------

               Acknowledgment, Consent and Agreement of Affiliate

            The undersigned Affiliate (i) has reviewed this Consent and Agreement, (ii) acknowledges, consents and agrees to the terms and provisions of this Consent and Agreement, and (iii) agrees to be bound by the terms and provisions of this Consent and Agreement, including, without limitation, such terms and provisions that affect Affiliate, its assets or its rights under the Management Agreement. Without limiting the generality of the foregoing: (i) Affiliate acknowledges and agrees that the right to appoint an Interim Manager is intended to allow the right and ability to preserve and/or protect the Collateral or its value and the Service Area Network or its value and (ii) Affiliate acknowledges and agrees that in the event of the sale of the Collateral by the Agent, the value of the Collateral may be dependent on the right of the Person purchasing the Collateral to assume or be a party to the Sprint Agreements and acknowledges that any sale of the Collateral in accordance with Sections 6 and 10 hereof, the other provisions of this Consent and Agreement and, to the extent not inconsistent with this Consent and Agreement, the Loan Documents is agreed to be a commercially reasonable disposition of the Collateral by Agent.


                                    UBIQUITEL OPERATING COMPANY


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

               Acknowledgment, Consent and Agreement of Guarantors

      Each of the undersigned Guarantors (i) has reviewed this Consent and Agreement, (ii) acknowledges, consents and agrees to the terms and provisions of this Consent and Agreement, particularly as they modify the price (as set forth in the Management Agreement) pursuant to which Sprint PCS may purchase the Operating Assets under Sections 6 and 10 hereof, and as they require Affiliate and its Related Parties to sell Affiliate's Licenses under Section 6 hereof, and
(iii) agrees to be bound by the terms and provisions of this Consent and Agreement and to take such action as is necessary to cause Affiliate and its Related Parties to comply with the terms and provisions of this Consent and Agreement.

                                    UBIQUITEL INC.


                                    By:
                                        ----------------------------------------